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                           UGLY DUCKLING CORPORATION

                               OFFER TO EXCHANGE

              UP TO $32,500,000 AGGREGATE PRINCIPAL AMOUNT OF ITS
                      12% SUBORDINATED DEBENTURES DUE 2003
                                      FOR
                   UP TO 5,000,000 SHARES OF ITS COMMON STOCK

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON OCTOBER 19, 1998, UNLESS EXTENDED.

                                                              September 17, 1998

To Our Clients:

     Enclosed for your consideration are an Offering Circular dated September 17, 1998 (the "Offering Circular") and a Letter of Transmittal relating to an exchange offer as described therein (which together constitute the "Exchange Offer") of Ugly Duckling Corporation, a Delaware corporation (the "Company"), to purchase up to $32,500,000 aggregate principal amount of its 12% Subordinated Debentures due 2003 (the "Debentures") for up to 5,000,000 shares ("Shares") of its Common Stock, $.001 par value per share ("Common Stock") on the basis of $6.50 principal amount of Debentures for each Share of Common Stock. The Offer will terminate at 5:00 p.m., New York City time, on October 19, 1998, unless extended by the Company (the "Expiration Time").

     This material is being forwarded to you as the beneficial owner of Common Stock held by us in your account but not registered in your name. A TENDER WITH RESPECT TO SUCH COMMON STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your Shares of Common Stock of Ugly Duckling Corporation held by us for your account pursuant to the terms and conditions of the Exchange Offer. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Common Stock on your behalf in accordance with the provisions of the Exchange Offer.

     Tenders of Common Stock pursuant to the Exchange Offer may be withdrawn by holders at any time prior to the Expiration Time.

     We urge you to read the enclosed Exchange Offer and related Letter of Transmittal carefully before instructing us to tender your Common Stock.

     If you wish to have us tender any or all of your Common Stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. THE ACCOMPANYING FORM OF LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER YOUR COMMON STOCK.
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                                  INSTRUCTIONS

     The undersigned acknowledges receipt of your letter enclosing the Offering Circular and the Letter of Transmittal relating to the Exchange Offer by Ugly Duckling Corporation to exchange its 12% Subordinated Debentures for Shares of its Common Stock.

     This will instruct you to tender the number of Shares of Common Stock indicated below (or, if no number is indicated below, the entire number of Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and related Letter of Transmittal.

     Aggregate number of Shares of Common Stock to be tendered:

-------------------------------------------.(1)

                                   SIGN HERE

Signature(s)
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Name(s)
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Address(es)
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                                                                        Zip Code

Area Code and Telephone No(s).
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Taxpayer Identification or Social Security No(s).
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Dated:
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(1) I/we understand that if I/we sign without indicating a lesser amount in the space above, the entire number of Shares of Common Stock held by you for my/our account will be tendered.

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